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                    THE PUBLISHING COMPANY OF NORTH AMERICA, INC.
                           FORM 10-QSB - SEPTEMBER 30, 1996


                                       EXHIBITS


ITEM 6.  Exhibits and Reports on Form 8-K

    a.  Exhibits

         1.  Exhibit 11 - Statement re computation of per share earnings


                                                    Three months     Nine months
                                                           ended           ended
Primary                                                Sept. 30,       Sept. 30,
                                                            1996            1996
                                                    ------------     -----------
    Average shares outstanding                      4,111,000        3,530,883
    Net effect of dilutive stock options
    based on the treasury stock method
    using the average market price                        569            4,327
    Total                                           4,111,569        3,535,210
                                                    ------------     -----------
                                                    ------------     -----------
    Net income (loss)                               ($319,497)       ($237,008)
                                                    ------------     -----------
                                                    ------------     -----------
    Per share amount                                   ($0.08)          ($0.07)
                                                    ------------     -----------
                                                    ------------     -----------


Fully-diluted
    Average shares outstanding                      4,111,000        3,530,883
    Net effect of dilutive stock options
    based on the treasury stock method
     using the period-end market price,
    if higher than the average market price               569            4,327
                                                    ------------     -----------
    Total                                           4,111,569        3,535,210
                                                    ------------     -----------
                                                    ------------     -----------
    Net income (loss)                               ($319,497)       ($237,008)
                                                    ------------     -----------
                                                    ------------     -----------
    Per share amount                                   ($0.08)          ($0.07)
                                                    ------------     -----------
                                                    ------------     -----------


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